EXHIBIT 10-B
Amendment, dated May 11, 2012, to the

Colgate-Palmolive Company 2007 Stock Plan for Non-Employee Directors
At a meeting held on May 11, 2012, the Board of Directors of Colgate-Palmolive Company determined to amend the Colgate-Palmolive Company 2007 Stock Plan for Non-Employee Directors to reduce the annual stock award granted to non-employee directors and approved the following resolutions:
    RESOLVED, that pursuant to Section 4(b) of the Colgate-Palmolive Company 2007 Stock Plan for Non-Employee Directors (the “Plan”) and subject to the limitations set forth therein, the Board hereby amends the Plan as follows:
RESOLVED, that the first sentence of Section 5(a) of the Plan be and hereby is amended so that as amended it shall read in full as follows:
Each Non-Employee Director shall receive compensation at the rate of 2,200 shares of Common Stock per full calendar year of service on the Board.
; and be it further

RESOLVED, that the last sentence of Section 8 of the Plan be and hereby is amended so that as amended it shall read in full as follows:
The amount of cash received pursuant to a Cash Election shall be equal to the price at which the Common Stock was last sold as reported on the New York Stock Exchange composite tape (the “Fair Market Value” of a Share) on the day shares are paid under Section 5 hereof multiplied by the amount of shares set forth in the Cash Election.
; and be it further

RESOLVED, that the Chairman, President and Chief Executive Officer, the Chief Financial Officer, the Chief Legal Officer and Secretary, the Senior Vice President, Global Human Resources, the Vice President and Corporate Treasurer, the Vice President and Corporate Controller and such other officers and employees of the Company as any of them may designate in writing (the “Authorized Officers”) be, and each of them hereby is, authorized, in the name and on behalf of the Company and any subsidiary thereof, to take all such further action as may be necessary or advisable to effectuate the intent and purposes of the foregoing resolutions
; and be it further

RESOLVED, that the Secretary of the Company is hereby instructed to preserve with the minutes of this meeting a copy of the Plan amendments approved by this meeting.